UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2018

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

27 Drydock Ave., 2nd Floor
Boston, Massachusetts 02210
(Address of principal executive offices and zip code)

(617) 531-6500
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 30, 2018, MetaStat, Inc. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with a number of institutional and accredited investors (collectively, the “Purchasers”), pursuant to which the Company may sell in a private placement (the “Private Placement”) up to an aggregate purchase price of $3,628,927 (the “Purchase Price”), consisting of (i) senior non-convertible promissory bridge notes in the aggregate principal amount of up to $2,334,027 (the “Senior Notes”), (ii) junior non-convertible promissory bridge notes in the aggregate principal amount of $1,294,900 (the “Junior Notes” and, together with the Senior Notes, the “Notes”), and (iii) warrants (the “Note Warrants”) exercisable to purchase ten thousand (10,000) shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) per share, for each $100,000 principal amount of Notes issued on a pro rata basis, at an exercise price equal to $2.00 per share, for a term of five (5) years.

Pursuant to an exchange agreement dated March 30, 2018 (the “Exchange Agreement”), the existing holder of the outstanding 10% convertible promissory note in the aggregate principal amount of $1,000,000, plus all accrued and unpaid interest thereon, which matured on September 30, 2017, originally issued by the Company pursuant to that certain exchange agreement dated January 17, 2017 (the “Promissory Note”), exchanged the Promissory Note (the “Promissory Note Exchange”) for a Senior Note with a principal amount of $834,027 and 83,304 Note Warrants pursuant to the Note Purchase Agreement. Further, the Company repaid $300,000 of the outstanding balance of the Promissory Note concurrent with the closing.

Additionally, pursuant to the Exchange Agreement, the holder of (i) shares of the Company’s Series B Convertible Preferred Stock with a stated value of $5,500 per share, plus all accrued and unpaid dividends thereon (the “Series B Preferred”), and (ii) five-year warrants to purchase 91,000 shares of Common Stock at an exercise price of $10.50 per share (the “Series A Warrants”), originally issued by the Company pursuant that certain securities purchase agreement dated December 31, 2014, as amended March 27, 2015, exchanged the Series B Preferred and the Series A Warrants (the “Series B Exchange” and, together with the Promissory Note Exchange, the “Exchange”) for a Junior Note with a principal amount of $1,294,900 and 129,490 Note Warrants pursuant to the Note Purchase Agreement.

The Notes mature on September 30, 2018, accrue interest at a rate of ten percent (10%) per annum and may not be prepaid by the Company prior to the maturity without the consent of the holder.  The principal amount plus all accrued and unpaid interest thereon shall automatically exchange (the “Automatic Exchange”), without any action of the holder, into such number of fully paid and non-assessable securities (e.g. shares and warrants) to be issued in a Qualified Offering. “Qualified Offering” means one or a series of offerings of equity or equity-linked securities resulting in aggregate gross proceeds of at least $6,628,927 to the Company, including the Automatic Exchange of the Notes into the Qualified Offering.

The Senior Note and the Junior Note are in substantially similar form, provided, however, that the Senior Note shall rank senior to the Junior Note with respect to payment. The Notes shall rank senior to all future indebtedness of the Company and to the Company’s issued and outstanding equity securities, except as otherwise required by applicable law.

Pursuant to the Notes, the Company shall not, without first obtaining the consent of the holder (which consent will not be unreasonably withheld), incur any new indebtedness while the Notes are outstanding, except no consent shall be required in connection with indebtedness incurred by the Company in the ordinary course of business or from any strategic investors.  In addition, so long as the Notes are outstanding, the Company shall not create or impose any material lien upon any material property or assets (including intellectual property) of the Company or any of its subsidiaries except for Permitted Liens (as defined in the Note Purchase Agreement).

The Note contains the following event of default provisions:

●
the failure to pay principal or interest within ten business days after such amounts are due;

●
any material breach by the Company of any representations or warranties made in the Notes;

●
the holder of any indebtedness of the Company shall accelerate any payment of any amount on any such indebtedness, the aggregate principal amount of which indebtedness is in excess of $500,000, and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within fifteen (15) business days of such acceleration;

●
a judgment for the payment of money shall be rendered against the Company for an amount in excess of $500,000 in the aggregate for all such judgments that shall remain unpaid for a period of sixty (60) consecutive days;

●
Company files any petition or action for relief under any bankruptcy or makes any assignment for the benefit of creditors or an involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, and such petition is not dismissed or discharged within 45 days; or

●
A proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, dissolution or winding up, (ii) the appointment of a trustee or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days.

Pursuant to the closing of the Private Placement and Exchange on March 30, 2018, the Company issued (i) Senior Notes in the aggregate principal amount of approximately $2,084,028, including $834,027 from the Promissory Note Exchange, (ii) Junior Notes in the aggregate principal amount of approximately $1,294,900 solely pursuant to the Series B Exchange, and (iii) an aggregate of 337,894 Note Warrants for an aggregate Purchase Price of approximately $3,378,928, including the Exchange.

After deducting placement agent fees and other offering expenses, the Company received net proceeds of approximately $1.13 million prior to the repayment of $300,000 of the Promissory Note. Additionally, the Company will issue an aggregate of 86,957 placement agent warrants with a term of five years, an exercise price equal to $1.27 per share, and a cashless exercise provision.

Pursuant to the Exchange, the Promissory Note and the Series B Preferred stock have been cancelled and are no longer outstanding.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Note Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of Exchange Agreement filed as Exhibit 10.2 hereto, (iii) form of Senior Note filed as Exhibit 4.1 hereto, (iv) form of Junior Note filed as Exhibit 4.2 hereto, and (v) form of Note Warrant filed as Exhibit 4.3 hereto.

The issuance of the securities pursuant to the Private Placement and the Exchange were exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, and Section 3(a)(9) of, the Securities Act of 1933, as amended.

Item 2.03.  Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the issuance of securities pursuant to the Private Placement and the Exchange were exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, and Section 3(a)(9) of, the Securities Act of 1933, as amended.   The securities issued in the Private Placement and the Exchange have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Senior Note.

4.2	Form of Junior Note.

4.3	Form of Note Warrant.

10.1	Form of Note Purchase Agreement.

10.2	Form of Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 5, 2018	METASTAT, INC. By: /s/ Douglas A. Hamilton Name: Douglas A. Hamilton Title: President and CEO